Exhibit 23.1






Consent of Independent Registered Public Accounting Firm

Herley, Industries, Inc.
Lancaster, PA

We hereby consent to the incorporation by reference in Registration Statements No. 333-71476 and 333-95327 of our reports dated October 7, 2005, relating to the consolidated financial statements, the effectiveness of Herley Industries Inc.'s internal control over financial reporting and schedule of Herley Industries, Inc. appearing in the Company's Annual Report on Form 10-K/A for the year ended July 31, 2005.


/s/ BDO Seidman, LLP
Philadelphia, PA
November 28, 2005